UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2024

Ibotta, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-42018 (Commission File Number)	35-2426358 (I.R.S. Employer Identification Number)

1801 California Street, Suite 400 Denver, Colorado (Address of principal executive offices)		80202 (Zip Code)
303-593-1633
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00001 par value per share	IBTA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2024, Ibotta, Inc. (the “Company”), as borrower, entered into a Credit Agreement with Bank of America, N.A., as administrative agent, swingline lender, and L/C issuer, and each of the lenders and other parties from time to time party thereto (the “Credit Agreement”).

The Credit Agreement, which matures on December 5, 2029, provides the Company with revolving commitments in an aggregate principal amount of $100,000,000, with a letter of credit sub-facility of up to $10,000,000 and with a swingline loan sub-facility of up to $10,000,000. The obligations of the Company under the Credit Agreement are secured by a lien on all of the assets of the Company. The Credit Agreement also allows the Company to request incremental revolving commitments of up to $100,000,000.

Loans under the Credit Agreement bear interest through maturity at a variable rate based upon, at the Company’s option, an annual rate of either a Base Rate or a SOFR rate, plus an applicable margin (“Base Rate Loan” and “Term SOFR Loan”). The Base Rate is defined as a fluctuating rate of interest per annum equal to the highest of (1) the federal funds rate plus 0.50%, (2) Bank of America N.A.’s prime rate, and (3) Term SOFR plus 1.00%. The applicable margin is defined as a rate between 0.75% to 1.25% for Base Rate Loans and between 1.75% and 2.25% for Term SOFR Loans, depending on the Consolidated Net Leverage Ratio as defined in the Credit Agreement. The Credit Agreement bears a commitment fee ranging from 0.30% to 0.40% payable quarterly in arrears based on undrawn amounts.

The Company did not borrow any amount under the Credit Agreement at closing. The Company may use the proceeds of future borrowings under the Credit Agreement for general corporate purposes.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

Item 1.02    Termination of a Material Definitive Agreement.

Also on December 5, 2024, and in connection with the entry into the Credit Agreement, the Company terminated its existing Third Amended and Restated Loan and Security Agreement with Silicon Valley Bank, dated November 3, 2021, and as amended thereafter in March 2023 and December 2023 (the “Existing Credit Agreement”). As a result, the Company has no further obligations under the Existing Credit Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBOTTA, INC.

Date:	December 10, 2024	By:	/s/ David T. Shapiro
David T. Shapiro
Chief Legal Officer & Corporate Secretary